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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



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


                                              Three Months Ended          Six Months Ended
                                                  June 30,                   June 30,
                                              ------------------        ---------------------
                                              1997        1996          1997              1996
                                              ----        ----          ----              ----
Primary
Average shares outstanding                15,204,233   11,346,306      15,164,907        11,295,692
Net effect of dilutive stock options --
  based on the treasury stock method
  using average market price                 278,693      376,219         314,056           235,377
                                         -----------  -----------     -----------       -----------
Total                                     15,428,926   11,722,525      15,478,963        11,531,069
                                         -----------  -----------     -----------       -----------
Net income                               $   115,099  $ 1,044,156     $  (254,364)      $ 1,909,887
                                         ===========  ===========     ===========        ==========
Per share amount                         $      0.01  $      0.09     $     (0.02)      $      0.17
                                         ===========  ===========     ===========        ==========
Fully Diluted
Average shares outstanding                15,204,233   11,346,306      15,164,907        11,295,692
Net effect of dilutive stock options --
  based on the treasury stock method
  using the quarter-end market price if
  higher than average market price           286,533      408,431         314,056           246,169
                                        ------------  -----------     -----------       -----------
Total                                     15,490,766   11,754,737      15,478,963        11,541,861
                                        ------------  -----------     -----------       -----------
Net income                              $    115,099  $ 1,044,156     $  (254,364)      $ 1,909,887
                                        ============  ===========     ===========       ===========
Per share amount                        $       0.01  $      0.09     $     (0.02)      $      0.17
                                        ============  ===========     ===========       ===========
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